Exhibit 10.25

OPTION GRANT NOTICE

UNDER THE

AVANTOR, INC.

2019 EQUITY INCENTIVE PLAN

Avantor, Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one share of Common Stock) set forth below, at an Exercise Price per share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto), any Exhibit attached thereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Vesting Start Date:	[Insert Vesting Start Date]

Number of Options:	[Insert Number of Options]

Exercise Price:	[Insert Exercise Price]

Option Period Expiration Date:	[Insert Expiration Date]

Type of Option:	Nonqualified Stock Option

Vesting Schedule:	Provided that the Participant has not undergone a Termination prior to the time of each applicable vesting date (or event):

[Insert Vesting Schedule]

AVANTOR, INC.

By:
Title:

[Signature Page to Option Agreement]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT, ANY EXHIBIT ATTACHED THERETO AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT, ANY EXHIBIT ATTACHED THERETO AND THE PLAN.

PARTICIPANT[1]

[1]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

[Signature Page to Option Agreement]

OPTION AGREEMENT

UNDER THE

AVANTOR, INC.

2019 EQUITY INCENTIVE PLAN

Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the Avantor, Inc. 2019 Equity Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Avantor, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Common Stock), at an Exercise Price per share as provided in the Grant Notice. The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.

2. Vesting.

(a) Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice.

(b) In the event of a Change in Control, provided that the Participant has not undergone a Termination prior to occurrence thereof, any unvested Options will become vested as of immediately prior to such Change in Control.

3. Exercise of Options Following Termination. The provisions of Section 7(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

4. Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s General Counsel or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan; provided, that the Participant may not use the methods described in Section 7(d)(ii)(A) or (C) of the Plan unless specifically authorized by the Committee.

5. Issuance of Shares of Common Stock. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 14 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Common Stock with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party stock plan administrator.

6. Company; Participant.

(a) The term “Company” as used in this Option Agreement (including any Exhibit attached hereto) with reference to employment shall include the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

7. Non-Transferability. The Options are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

8. Rights as Shareholder. The Participant or a Permitted Transferee of the Options shall have no rights as a shareholder with respect to any share of Common Stock covered by an Option until the Participant (or such Permitted Transferee, as applicable) shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such Share of Common Stock for which the record date is prior to the date upon which the Participant (or a Permitted Transferee, as applicable) shall become the holder of record or the beneficial owner thereof.

9. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.

10. Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11. No Right to Continued Service. Any questions as to whether and when there has been a Termination shall be determined in the sole discretion of the Company. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

12. Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Clawback / Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) canceling the Options; or (ii) requiring that the Participant forfeit any gain realized on the exercise of the Options or the disposition of any shares of Common Stock received upon exercise of the Options, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Options shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

15. Governing Law and Venue. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

16. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement (including the Grant Notice), the Plan shall govern and control.

17. Restrictive Covenants. The Participant acknowledges and agrees that the Participant is, or, unless otherwise determined by the Company, will become, party to an agreement with the Company which contains restrictive covenant obligations with respect to the Participant (any such agreement(s), a “Restrictive Covenant Agreement”). The Participant hereby acknowledges and reaffirms the Participant’s obligations under any such Restrictive Covenant Agreement and hereby acknowledges and agrees that any breach of a Restrictive Covenant Agreement will constitute Detrimental Activity under the Plan.

18. Exhibit for Non-US Participants. If the Participant is residing and/or working outside of the United States, the Option shall be subject to any special provisions set forth in Exhibit A to this Option Agreement. If the Participant becomes based outside the United States during the life of the Option, the special provisions set forth in Exhibit A shall apply to the Participant to the extent that the Company determines that the applications of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Exhibit A, the special provisions set forth in Exhibit A for such country shall apply to the Participant to the extent that the Company determines that the applications of such provisions is necessary or advisable for legal or administrative reasons. Exhibit A constitutes part of this Option Agreement.

19. Data Privacy Acknowledgment. By electing to participate in the Plan via the Company’s acceptance procedures, the Participant is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other) data protection law perspective, for the purposes described herein.

(a) Declaration of Consent. The Participant understands that he or she needs to review the following information about the processing of his or her personal data by or on behalf of the Company, the Participant’s employer or contracting party (the “Employer”) and/or any Subsidiary as described in this Option Agreement and any other Plan materials (the “Personal Data”) and declare his or her consent. About the processing of the Participant’s Personal Data in connection with the Plan and this Option Agreement, the Participant understands that the Company is the controller of his or her Personal Data.

(b) Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about the Participant for the purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Participant understands that this Personal Data may include, without limitation, his or her name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock or equivalent benefits awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor. The legal basis for the processing of the Participant’s Personal Data, where required, will be his or her consent.

(c) Stock Plan Administration Service Providers. The Participant understands that the Company may transfer his or her Personal Data, or parts thereof, to a third-party stock plan administrator (and its affiliated companies, as applicable) based in the United States which will assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant’s Personal Data with such different service provider that serves the Company in a similar manner. The Participant understands and acknowledges that the Company’s service provider will open an account for him or her to receive and trade shares of Common Stock acquired under the Plan and that he or she will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Participant’s ability to participate in the Plan.

(d) International Data Transfers. The Participant understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as a third-party stock plan administrator, are based in the United States. The Participant understands and acknowledges that his or her country may have enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. The Company currently participates in the EU/U.S. Privacy Shield Program. The Company’s legal basis for the transfer of the Participant’s Personal Data is his or her consent.

(e) Data Retention. The Participant understands that the Company will use his or her Personal Data only as long as is necessary to implement, administer and manage his or her participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, the Participant understands and acknowledges that the Company’s legal basis for the processing of his or her Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs the Participant’s Personal Data for any of the above purposes, the Participant understands the Company will remove it from its systems.

(f) Voluntariness and Consequences of Denial/Withdrawal of Consent. The Participant understands that his or her participation in the Plan and his or her consent is purely voluntary. The Participant may deny or later withdraw his or her consent at any time, with future effect and for any or no reason. If the Participant denies or later withdraws his or her consent, the Company can no longer offer the Participant participation in the Plan or offer other equity awards to the Participant or administer or maintain such awards and the Participant would no longer be able to participate in the Plan. The Participant further understands that denial or withdrawal of his or her consent would not affect his or her status or salary as an employee or his or her career and that the Participant would merely forfeit the opportunities associated with the Plan.

(g) Data Subject Rights. The Participant understands that data subject rights regarding the processing of Personal Data vary depending on the applicable law and that, depending on where the Participant is based and subject to the conditions set out in the applicable law, the Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about him or her and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about him or her that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of his or her objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of his or her Personal Data in certain situations where the Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Participant’s Personal Data that he or she has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or his or her employment and is carried out by automated means. In case of concerns, the Participant understands that he or she may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Participant’s rights, the Participant understands that he or she should contact his or her local human resources representative.

(h) Alternate Basis and Additional Consents. Finally, the Participant understands that the Company may rely on a different basis for the collection, processing or transfer of Personal Data in the future and/or request that the Participant provide another data privacy consent. If applicable, the Participant agrees that upon request of the Company or the Employer, the Participant will provide an executed acknowledgment or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from him or her for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in his or her country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Employer.

20. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

21. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

22. Entire Agreement. This Option Agreement (including, without limitation, any Exhibit attached hereto), the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

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Exhibit A

Additional Terms and Conditions